EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot to Repurchase $85 Million of its $100 Million Authorization in an Accelerated Stock Repurchase Transaction

BEDFORD, Mass., March 1, 2016 - iRobot Corporation (NASDAQ: IRBT) today announced that it has entered into an accelerated stock repurchase agreement (“ASR Agreement”) with JPMorgan Chase Bank, N.A. to repurchase an aggregate of $85.0 million of iRobot’s common stock. The ASR Agreement was entered into as part of the Company’s previously announced 2016 stock repurchase program, pursuant to which the Company plans to repurchase over $100 million of its common stock.

“We are pleased to initiate this accelerated stock repurchase as we continue to execute on our capital return program and our specific goal of repurchasing $100M of common stock by the end of 2016,” said Colin Angle, iRobot chairman and chief executive officer. “The Board and the management team remain committed to returning capital to stockholders while investing to grow the business in order to create stockholder value.”

The final number of shares to be repurchased will be based on the volume-weighted average stock price of iRobot’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. The Company is partially funding the accelerated share repurchase with proceeds from its recently announced divestiture of its Defense & Security business unit, which is expected to close no later than April 30, 2016.

The final settlement of the transactions under the ASR Agreement is scheduled to occur in the third quarter 2016.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean and accomplish more in their daily lives. Its remote presence robots enable virtual presence from anywhere in the world. iRobot’s portfolio of solutions feature proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to iRobot Corporation’s expectations concerning management's plans, objectives and strategies, including the intention to increase the Company’s share repurchase program. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.

Important Stockholder Information

iRobot Corporation (“iRobot” or the “Company”) plans to file with the SEC and mail to its stockholders a proxy statement and a white proxy card in connection with the Company’s 2016 Annual Meeting. The proxy statement will contain important information about the Company, the 2016 Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov.  In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2016 Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock will be set forth in the definitive proxy statement for the Company’s 2016 Annual Meeting, which will be filed with the SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers by reading the proxy statement and other relevant solicitation materials (when they become available).